Exhibit 23.2

AS-4015-26

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on (Form F-3 No. 333-278823) of Ecopetrol S.A. of our report dated April 23, 2025, with respect to the consolidated financial statements of Ecopetrol S.A. included in this Annual Report on Form 20-F of Ecopetrol S.A. for the year ended December 31, 2025.

/s/ Ernst & Young S.A.S.
Ernst & Young S.A.S.
A member of Ernst & Young Global Limited

Bogotá, Colombia
April 30, 2026